SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             clickNsettle.com, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No fee required.

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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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|_|   Fee paid previously with preliminary materials.

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      paid previously. Identify the previous filing by registration statement
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      1)    Amount Previously Paid:


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      4)    Date Filed:

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021
                                 (516) 829-4343

                                                                October 25, 2002

Dear Shareholders:

      On behalf of the Board of Directors and management of clickNsettle.com, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held on Friday, December 13, 2002, at 11:30 a.m., at the Company's principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

      The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, certain of our directors and executive officers will be present to respond to any questions that you may have. Accompanying the attached Proxy Statement is a Proxy Card and our Annual Report. This report describes our financial and operational activities.

      Whether or not you plan to attend the annual meeting, please complete, sign, and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Annual Meeting, and I hope you will, you may vote your shares in person even if you have previously mailed in a proxy card.

      We look forward to greeting our shareholders at the meeting.

                                      Sincerely,


                                      Roy Israel
                                      Chief Executive Officer, President,
                                      and Chairman of the Board

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 13, 2002

                                 --------------

TO THE SHAREHOLDERS OF
CLICKNSETTLE.COM, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of clickNsettle.com, Inc., a Delaware corporation (the "Company"), will be held in the main conference room at our principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021, on Friday, December 13, 2002, at 11:30 a.m., for the following purposes:

      1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

      2. To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending June 30, 2003;

      3. To consider and act upon a proposal to increase the number of options annually granted to non-employee directors of the Company pursuant to the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Stock Option Plan"); and

      4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on October 25, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of our common stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at our offices at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021 for ten (10) days prior to December 13, 2002.

      Whether or not you plan to attend the Annual Meeting, please complete, date, and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at any time before it is voted.

                                            By Order of the Board of Directors,


                                            Roy Israel,
                                            Chairman
Great Neck, New York
October 25, 2002

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT; ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                             CLICKNSETTLE.COM, INC.
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROXY STATEMENT...............................................................4

INFORMATION CONCERNING VOTE...................................................4
        General...............................................................4
        Voting Rights and Outstanding Shares..................................4
        Revocability of Proxies...............................................4
        Voting Procedures.....................................................4

ELECTION OF THE BOARD OF DIRECTORS............................................5
        Director Nominees.....................................................5
        Committees of the Board of Directors and Meeting Attendees............6
        Executive Officers....................................................7

EXECUTIVE COMPENSATION AND OTHER INFORMATION..................................7
        Summary Compensation Table............................................7
        Directors' Compensation...............................................8
        Employment Contracts and Termination of Employment and Change
        In Control Arrangements...............................................8

REPORT OF THE AUDIT COMMITTEE ...............................................10

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION......................11

APPOINTMENT OF INDEPENDENT ACCOUNTANTS.......................................12

AMEND THE COMPANY'S AMENDED AND RESTATED 1996 INCENTIVE AND NONQUALIFIED
STOCK OPTION PLAN TO INCREASE THE NUMBER OF OPTIONS GRANTED ANNUALLY TO
NON-EMPLOYEE DIRECTORS OF THE COMPANY .......................................12

OTHER MATTERS ARISING AT THE ANNUAL MEETING..................................13

PRINCIPAL SHAREHOLDERS.......................................................14

INTERESTED PARTY TRANSACTIONS................................................16

SHAREHOLDER PROPOSALS........................................................16

COST OF SOLICITATION OF PROXIES..............................................16

SECTION 16(a) REPORTING DELINQUENCIES........................................16

ANNUAL REPORT ON FORM 10-KSB.................................................16

                             CLICKNSETTLE.COM, INC.
                       1010 Northern Boulevard, Suite 336
                           Great Neck, New York 11021

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                       For Annual Meeting of Shareholders
                         to be Held on December 13, 2002

                                 --------------

Approximate Mailing Date of Proxy Statement and Form of Proxy: October 28, 2002.

                           INFORMATION CONCERNING VOTE

General

            This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of clickNsettle.com, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders to be held on Friday, December 13, 2002 at 11:30 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. The Annual Meeting will be held at our principal offices, located at 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

Voting Rights and Outstanding Shares

            Only shareholders of record at the close of business on October 25, 2002 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on October 8, 2002, 1,450,259 shares of our common stock, par value $.001 per share, were issued, of which 1,408,176 shares were outstanding. Each share of common stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Annual Meeting.

Revocability of Proxies

            A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of our company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by us prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS," FOR the ratification of the independent accountants and FOR the amendment to the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan. In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting, that our Board of Directors does not know of in a reasonable time prior to this solicitation.

Voting Procedures

            All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the votes entitled to be cast at the Annual Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

            Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to approve proposals 2 and 3, a majority of the votes cast must be voted affirmatively for such proposal.

                 PROPOSAL 1: ELECTION OF THE BOARD OF DIRECTORS

            The Board of Directors has nominated seven (7) persons to be elected as Directors at the Annual Meeting and to hold office until the next annual meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by us will be voted FOR the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES.

Director Nominees

            The following table sets forth certain information with respect to the nominees for directors:

                                       Company Positions                      Director of the
Name                                   and Offices Held                        Company Since
-------------------------    --------------------------------------------   --------------------
Roy Israel                   Chief Executive Officer, President and         February 1994
                             Chairman of the Board of Directors

Anthony J. Mercorella        Director, Compensation Committee member        February 1997

Kenneth G. Geraghty          Director Nominee, Audit Committee nominee      (1)

Robert M. Silverson, Jr.     Director, Compensation Committee and Audit     December 2001
                             Committee member

Willem F. Specht             Director of Information Technology and         December 2001
                             Director

Corey J. Gottlieb            Director, Audit Committee member               December 2001

Randy Gerstenblatt           Director                                       December 2001

(1)   standing for election for the first time

            ROY ISRAEL, age 42, has been our Chairman of the Board of Directors, Chief Executive Officer, and President since February 1994. Immediately prior to holding such positions, Mr. Israel was President, Director, and founder of National Arbitration & Mediation, Inc. ("NA&M"), a wholly-owned subsidiary of the Company until merged with the Company in June 1999.

            ANTHONY J. MERCORELLA, Esq., age 75, is a senior partner of the law firm of Wilson, Elser, Moskowitz, Edelman & Dicker and has been a partner with such firm since 1984, which he joined upon his retirement as a Justice of the Supreme Court of the State of New York. Judge Mercorella currently serves as an independent hearing officer for us.

            KENNETH G. GERAGHTY, age 51, has been the Executive Vice President and Chief Financial Officer of Insurance Services Office, Inc. since February 2000. From March 1999 through January 2000, Mr. Geraghty was the Executive Vice President and Chief Administrative Officer of Dycom Industries, Inc., a company which provides engineering, construction and maintenance services to telecommunications providers. Prior to holding this position, Mr. Geraghty was the Senior Vice President, Strategic Finance of Massachusetts Mutual Life Insurance Company from December 1997 through March 1999. From October 1995 through May 1997, Mr. Geraghty was the Vice President, Change Management for American Express Company. Mr. Geraghty holds BS and MS degrees in Chemical Engineering and a MBA degree in Finance.

            ROBERT M. SILVERSON, JR., Esq., age 59, is a principal in the law firm of Silverson, Pareres & Lombardi LLP and has been a principal with such firm since founding it in 1992. Judge Silverson previously served as a Judge of the Civil Court of the City of New York. Judge Silverson currently serves as an independent hearing officer for us.

            WILLEM F. SPECHT, age 42, has been our Director of Information Technology since May 1998 and previously held the position of Systems Analyst with us since April 1995.

            COREY J. GOTTLIEB, age 39, is the President/CEO of Targeted Media Partners LTD, a sales, marketing and consulting company for established and start-up ventures in the commercial advertising sector. From January 1998 through August 2001, Mr. Gottlieb was the Senior Vice President & National Sales Manager for Transportation Displays Incorporated (TDI). Prior to holding this position, Mr. Gottlieb was Senior Vice President & National Sales Manager for Paramount Pictures Domestic Television Group for seven years and the first Senior Vice President of Sales for the UPN television network. Mr. Gottlieb holds a BS degree in Finance and a minor in Computer Science.

            RANDY GERSTENBLATT, age 43, is currently the Vice President/Director of ESPN/ABC Sports Customer Marketing and Sales. Prior to holding this position, Mr. Gerstenblatt was Vice President of ESPN Customer Marketing and Sales from January 2000 through October 2000. From November 1997 through January 2000, Mr. Gerstenblatt was the Director of Integrated Sales and Marketing at ESPN. From 1991 through November 1997, he was the Director of Group Station Sales at ABC National Television Sales.

Committees of the Board of Directors and Meeting Attendees

            The Board of Directors held seven (7) meetings during fiscal year 2002.

            The Compensation Committee is authorized to review and make recommendations to our Board of Directors on all matters regarding the remuneration of our executive officers, including the administration of our compensation plans, other than our Stock Option Plan. The current members of this committee are Judge Mercorella and Judge Silverson. The Compensation Committee held one (1) meeting during fiscal year 2002.

            The Audit Committee is responsible for making recommendations to our Board of Directors as to the selection of our independent auditor, maintaining communication between our Board and the independent auditor, reviewing the annual audit report submitted by the independent auditor, and determining the nature and extent of issues, if any, presented by such audit warranting consideration by our Board. The current members of this committee are Corey Gottlieb, Judge Silverson and Frank Coyne. As ISO Investment Holdings, Inc. has the right to designate an individual to be included as a director nominee, Kenneth Geraghty will be nominated in place of Mr. Coyne, also of Insurance Services Office, Inc., as a director and as a member of this committee if elected to the Board. The Audit Committee held one (1) meeting during fiscal year 2002.

Executive Officers

            In addition to Mr. Israel, we have one additional executive officer:

            PATRICIA GIULIANI-RHEAUME, age 44, has been our Vice President, Chief Financial Officer, and Treasurer since February 1997. Immediately prior to holding such positions, Ms. Giuliani-Rheaume was the Vice President and Corporate Controller of The Robert Plan Corporation, an insurance services company, since April 1991. Prior thereto, Ms. Giuliani-Rheaume was an audit senior manager with KPMG Peat Marwick LLP. Ms. Giuliani-Rheaume is a certified public accountant and a member of the AICPA and the New York State Society of CPAs.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

            The following summarizes the aggregate compensation paid during fiscal year 2002 to our Chief Executive Officer and any officer who earned more than $100,000 in salary and bonus (the "Named Persons"):

                                                     Annual                          Long Term
                                                  Compensation                     Compensation
                                                  ------------                     ------------

                                                                                    Securities
Name and                                                            Other Annual    Underlying          All Other
Principal Position         Year        Salary         Bonus         Compensation    Options(1)        Compensation
------------------         ----        ------         -----         ------------    ----------        ------------
Roy Israel,
President, Chief           2002       $284,065             --         $24,066 (2)     150,000 (3)     $  14,110 (4)
Executive Officer
and Chairman of the        2001       $268,108             --         $17,490 (2)      28,334         $  14,110 (4)
Board
                           2000       $254,755       $100,000         $17,618 (2)      30,000         $  14,110 (4)

Patricia Giuliani-
Rheaume, Vice              2002       $142,019             --              --          35,000 (3)     $   2,400 (4)
President, Chief
Financial Officer          2001       $137,019             --              --          10,000         $   2,400 (4)
and Treasurer
                           2000       $111,067             --              --           6,667         $   2,400 (4)

Kathleen O'Donnell,
Vice President of          2002       $112,039             --              --          35,000 (3)            --
Operations (5)
                           2001       $104,115             --              --           6,667                --

                           2000       $ 93,708             --              --          10,000                --

Willem F. Specht,
Director of                2002       $100,192             --              --          35,000 (3)            --
Information
Technology and             2001       $ 95,515             --              --              --                --
Director
                           2000       $ 80,927             --              --          10,000                --

(1) Such option amounts have been restated to reflect the 1-for-3 reverse stock split of our common stock effectuated on August 20, 2001.

(2) Such amount represents tax gross ups for Mr. Israel for medical, life and disability payments.

(3) Such figure is also reflected in the table for Options Granted in Last Fiscal Year.

(4) Such amount represents premium payments on life insurance policies for the named executive officer.

(5) Became an Executive Officer in February 2000; position terminated as of August 16, 2002.

                                               Options Granted in Last Fiscal Year
                                               -----------------------------------

                             Number of Securities    Percent of Total Options      Exercise     Market Price
     Name and                     Underlying         Granted to Employees in       or  Base      on Date of
Principal Position             Options Granted             Fiscal Year              Price           Grant      Expiration Date
------------------             ---------------             -----------              -----           -----      ---------------
Roy Israel,
President, Chief
Executive Officer and
Chairman of the Board               150,000                   57.9%                      (1)       $1.39                  (2)

Patricia Giuliani-
Rheaume, Vice
President, Chief
Financial Officer
and Treasurer                        35,000                   13.5%                 $  1.39        $1.39             3/15/12

Kathleen O'Donnell,
Vice President of
Operations                           35,000                   13.5%                 $  1.39        $1.39             3/15/12

Willem F. Specht,
Director of Information
Technology and Director              35,000                   13.5%                 $  1.39        $1.39             3/15/12

(1) 130,000 options are exercisable at a price of $1.529 per share and 20,000 options at a price of $1.39 per share.

(2) The expiration date for the 130,000 options priced at $1.529 is 3/15/07 and the expiration date for the 20,000 options priced at $1.39 is 3/15/12.

Directors' Compensation

            Non-employee directors receive a fee of $250 for each meeting of the Board attended, a fee of $150 for each meeting of any committee of the Board attended and reimbursement of their actual expenses. In addition, pursuant to our Amended and Restated Incentive and Nonqualified 1996 Stock Option Plan, each non-employee director will be granted options to purchase 833 shares of our common stock per annum at an exercise price equal to the closing bid price of our common stock as reported by the Nasdaq SmallCap Market on the date of grant, which shall be the last trading date in June of each year. Under Proposal No. 3 described below, if approved, the options granted annually to each non-employee director will be increased from options to purchase 833 shares to options to purchase 2,500 shares of common stock.

Employment Contracts and Termination of Employment and Change In Control Arrangements

            Roy Israel. Mr. Israel's prior employment agreement expired on June 30, 2002. In March 2002, we entered into a new employment agreement with Mr. Israel effective as of July 1, 2002. Pursuant to this new agreement, he currently receives an annual base salary of $301,100, an annual base salary increase equal to the greater of 6% or an amount which reflects the increase in the Urban Consumer Price Index, and an annual bonus based on the achievement of specified criteria with respect to revenues, cash flow and/or pretax income
(loss). In addition, the agreement provides, among other things, that we shall pay up to an aggregate of $15,000 per policy year for a key man life insurance policy in favor of us for $1,000,000 and life insurance in favor of the estate of Mr. Israel, a disability policy for coverage of 60% of his base salary, and an allowance for leasing an automobile (up to a monthly lease payment of $1,000.) If this agreement is terminated other than for cause or as a result of a change in duties, Mr. Israel will be entitled to the greater of (i) his then current base salary and severance bonus for the remainder of the employment term or (ii) three times his then current base salary and severance bonus, to be paid over a one-year period. The severance bonus is 115% of the bonus paid for the full fiscal year immediately prior to termination. In addition, all unvested options shall immediately vest. If this agreement is terminated due to a change in control, Mr. Israel will be entitled to the same severance package as previously described but to be paid in one lump sum. Mr. Israel's employment agreement with us expires June 30, 2007 and automatically renews for one-year terms unless terminated at least 90 days prior to the end of an employment term by either party. If we give notice of non-renewal of the agreement or we do not enter into a new employment agreement with Mr. Israel, he is entitled to receive one year of his base salary plus the severance bonus amount which shall be paid to Mr. Israel during the one-year period following the end of the employment term. The agreement also contains a one-year non-competition clause if the agreement is terminated or upon expiration. In the event of a breach of the agreement by us, the non-competition clause is null and void.

            Patricia Giuliani-Rheaume. Ms. Giuliani-Rheaume's employment agreement with us currently expires December 31, 2002. It automatically renews for one-year terms unless terminated at least 45 days prior to the end of an employment term by either party. Pursuant to this agreement, she currently receives an annual base salary of $145,000, is eligible for an annual bonus at the discretion of the Company's Chief Executive Officer, and received a one-time grant of options to purchase 13,333 shares of our common stock (as restated to reflect the 1-for-3 reverse stock split of our common shares effectuated on August 20, 2001) in 1997. In addition, the agreement provides, among other things, that we shall pay for a life insurance policy of $250,000, full family health insurance, and a $400 a month allowance for leasing an automobile. The agreement also contains a one-year non-competition clause if the agreement is terminated for any reason or upon expiration. If the agreement is terminated without cause, Ms. Giuliani-Rheaume shall receive a payment of severance of an amount equal to six months of the base salary in effect at such time.

            Willem Specht. Mr. Specht's agreement contains a one-year non-competition clause if his employment is terminated for any reason. His salary and bonus are set at the discretion of the Chief Executive Officer. Mr. Specht's employment is terminable at will.

                          REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

      In May 2000, a written charter of the Audit Committee of the Board of Directors was approved by the full Board. In September 2002, the Board approved certain amendments to the charter. The complete text of the revised charter, which reflects standards set forth in SEC regulations and Nasdaq rules, is reproduced in Appendix A to this proxy statement.

      As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

      a. the Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and the outside auditors about draft annual financial statements and key accounting and reporting matters;

      b. the Committee is responsible for matters concerning the relationship between us and the outside auditors, including their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

      c. the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

      The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met one time during fiscal year 2002. During fiscal year 2003, the Committee will meet quarterly with the outside auditors to review the quarterly results. In addition, the Committee will meet with the outside auditors to review and approve the planning of the annual audit and will also meet at the conclusion of the annual audit to review the results thereof. Each member of the audit committee is independent pursuant to Rule 4200 (a)(14) of the Nasdaq Listing Standards.

      In overseeing the preparation of our financial statements, the Committee met with both management and the outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      With respect to the outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees).

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

                        The Audit Committee
                        -------------------

                        Corey J. Gottlieb, Chairman
                        Frank J. Coyne
                        Honorable Robert M. Silverson, Jr.

September 2002

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the Compensation Committee to develop, administer and review our compensation plans, programs, and policies; to monitor the performance and compensation of executive officers; and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation.

      Our compensation program is intended to motivate, retain and attract management, thus linking incentives to financial performance and creating enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to our success in achieving superior performance objectives.

      It is currently anticipated that the compensation program will consist of two components: (1) a base salary as set forth in each executive's employment agreement, and (2) the potential for an annual cash and/or stock option bonus equal to a percentage of the executive's base salary, depending upon the satisfaction of certain general performance criteria established by the Compensation Committee for each position and evaluated at the end of each fiscal year. The criteria may relate to overall Company performance, the individual executive's performance, or a combination of the two, depending upon the particular position at issue. The second component constitutes the "at risk" portion of the compensation program.

                                  The Compensation Committee
                                  --------------------------

                                  Honorable Anthony J. Mercorella, Chairman
                                  Honorable Robert M. Silverson, Jr.

September 2002

               PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

            It is proposed that the shareholders ratify the appointment of Grant Thornton LLP ("Grant Thornton") as our independent accountants for fiscal year 2003. Grant Thornton has served as our independent accountants since March 4, 1997.

            Representatives of Grant Thornton, who audited our fiscal year 2002 financial statements, are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions. Approval by the shareholders of the appointment of independent accountants is not required, but the Board deems it desirable to submit the matter to the shareholders for ratification. If the majority of shareholders voting at the meeting should not approve the selection of Grant Thornton, the selection of independent accountants will be reconsidered by the Board of Directors.

            The following table sets forth the fees billed by our independent auditors, Grant Thornton, for the fiscal year ended June 30, 2002:

Audit fees and quarterly reviews                                         $53,600
Financial information systems design and implementation fees                  --
All other fees:
         Tax return preparation                  $18,500
         Audit related services                    5,185
         Non-audit related services                3,500                  27,185
                                                 -------                 -------
                                                          Total Fees     $80,785

      The Audit Committee considered and determined that the services performed for "financial information systems design and implementation fees" and "all other fees" are compatible with maintaining the independence of the independent auditors.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                  RATIFICATION OF THE INDEPENDENT ACCOUNTANTS.

      PROPOSAL 3: TO AMEND THE COMPANY'S AMENDED AND RESTATED 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN TO INCREASE THE NUMBER OF OPTIONS GRANTED ANNUALLY TO NON-EMPLOYEE DIRECTORS OF THE COMPANY

      The Board of Directors, on September 24, 2002, approved, subject to shareholder approval, an amendment to our Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Stock Option Plan") to increase the number of options granted annually to each non-employee director from options to purchase 833 shares to options to purchase 2,500 shares. The proposed amendment is attached hereto as Appendix B.

      The purpose of this amendment is to continue to provide non-employee directors the ability to acquire a proprietary interest in the Company through the ownership of our common stock, to increase our ability to retain and maintain qualified non-employee directors to serve on the Board, and to limit the cash portion of compensation to the non-employee directors to the repayment of attendance expenses.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDING THE 1996 STOCK OPTION PLAN TO INCREASE THE NUMBER OF OPTIONS GRANTED ANNUALLY TO NON-EMPLOYEE DIRECTORS.

                   OTHER MATTERS ARISING AT THE ANNUAL MEETING

            The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Management

            The following table sets forth, as of October 8, 2002, certain information with respect to the beneficial ownership of each class of our voting equity securities by each director and director nominee, beneficial owners of 5% or more of our common stock, the Named Persons and all our directors and executive officers as a group:(1)


                                                       Amount and Nature of
          Name of Beneficial Owner(2)                 Beneficial Ownership(3)           Percent of Total
-------------------------------------------------     -----------------------           ----------------
Roy Israel(4)                                                  548,546                        35.3%
President, Chief Executive Officer and
Chairman of the Board

Frank J. Coyne(5)(14)                                          282,077                        19.2%
Director

Anthony J. Mercorella(6)                                         3,833                           *
Director

Robert M. Silverson, Jr.(7)                                      1,833                           *
Director

Willem F. Specht(8)                                             11,000                           *
Director of Information Technology and Director

Corey J. Gottlieb(9)                                             4,166                           *
Director

Randy Gerstenblatt(9)                                            5,547                           *
Director

Kenneth G. Geraghty(10)(14)                                    280,411                        19.1%
Director Nominee

Patricia A. Giuliani-Rheaume(11)                                51,134                         3.5%
Vice President, Chief Financial Officer and
Treasurer


ISO Investment Holdings, Inc.(12)(14)                          280,411                        19.1%

M. D.  Sabbah(13)                                               97,500                         6.9%

All Officers, Directors and Director                           908,136                        53.9%
Nominees as a Group
(8 persons)(4)(5)(6)(7)(8)(9)(10)(11)

----------
      *     Less than one percent (1%).

(1) Applicable percentage of ownership is based on 1,408,176 shares of our common stock, which were outstanding on October 8, 2002, plus, for each person or group, any securities that person or group has the right to acquire within sixty (60) days pursuant to options and warrants.

(2) The address for each individual is c/o clickNsettle.com, Inc., 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021.

(3) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

(4) Includes options to purchase 128,333 shares of our common stock that are vested and are exercisable or will vest and become exercisable within 60 days from the date hereof. Also includes 20,634 shares owned by Mr. Israel's wife, Carla Israel, the Secretary of our company, and options to purchase 18,500 shares of our common stock that are vested and are exercisable. Mr. Israel disclaims beneficial ownership as to such securities.

(5) Includes warrants to purchase 60,000 shares of our common stock and options to purchase 1,666 shares of our common stock, all of which are vested and are exercisable. The common shares and warrants are owned by ISO Investment Holdings, Inc. Mr. Coyne disclaims beneficial ownership of these securities.

(6) Includes options to purchase 3,500 shares of our common stock, which are vested and exercisable.

(7) Includes options to purchase 1,833 shares of our common stock, which are vested and exercisable.

(8) Includes options to purchase 11,000 shares of our common stock, which are vested and exercisable.

(9) Includes options to purchase 833 shares of our common stock, which are vested and exercisable.

(10) Includes warrants to purchase 60,000 shares of our common stock, which are vested and exercisable. The common shares and warrants are owned by ISO Investment Holdings, Inc. Mr. Geraghty disclaims beneficial ownership of these securities.

(11) Includes options to purchase 51,134 shares of our common stock, which are vested and are exercisable or will vest and become exercisable within 60 days from the date hereof.

(12) Includes warrants to purchase 60,000 shares of our common stock, which are vested and exercisable.

(13) This information was taken from an Amendment to Form 13D filed by M. D. Sabbah on June 2, 2000.

(14) The common shares and warrants are owned by ISO Investment Holdings, Inc. Pursuant to its stock purchase agreement for these shares, ISO Investment Holdings, Inc. is entitled to designate one individual as a board nominee. Mr. Coyne, President and Chief Executive Officer of Insurance Services Office, Inc., has been its designee to date. Mr. Geraghty, Executive Vice President and Chief Financial Officer of Insurance Services Office, Inc., has been designated to replace Mr. Coyne as its designee with respect to the next election of board members.

                          INTERESTED PARTY TRANSACTIONS

            Since our inception, there have not been any material transactions between us and any of our officers and directors, except as set forth herein and no additional transactions are currently contemplated. Judge Mercorella and Judge Silverson currently serve as independent hearing officers for us through their respective law firms.

            On March 14, 2002, we extended our March 1998 purchase plan (the "Purchase Plan"), pursuant to which the number of shares of our common stock eligible for purchase under the Purchase Plan remained at an aggregate of 266,667 shares. The Purchase Plan shall expire on the earlier of all of the shares being purchased or March 14, 2003, provided, however, that the Purchase Plan may be discontinued at any time by us. As of October 8, 2002, we have purchased 42,083 shares under the Purchase Plan for an aggregate cost of $83,918.

                              SHAREHOLDER PROPOSALS

            A shareholder who wishes to present a proposal for action at our 2003 Annual Meeting of Shareholders must submit such proposal to us, and such proposal must be received by us, no earlier than July 20, 2003 and no later than September 20, 2003.

                         COST OF SOLICITATION OF PROXIES

            The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of our Board of Directors. The cost of such solicitation will be paid by us. Such cost includes the preparation, printing, and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report, and form of proxy. The solicitation will be conducted principally by mail, although our directors, officers, and employees (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such fiduciaries, and we may reimburse such persons for their reasonable expenses in so doing.

                      SECTION 16(a) REPORTING DELINQUENCIES

            Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file with the U.S. Securities and Exchange Commission (the "SEC") and the Nasdaq SmallCap Market reports of ownership and changes in ownership of our common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that, during fiscal year 2002, all filing requirements applicable to our executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

                          ANNUAL REPORT ON FORM 10-KSB

            We are providing the Form 10-KSB as part of our Annual Report to each person whose proxy is solicited. We do not undertake to furnish without charge copies of all exhibits to our Form 10-KSB, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Patricia Giuliani-Rheaume, Chief Financial Officer, clickNsettle.com, Inc., 1010 Northern Boulevard, Suite 336, Great Neck, New York 11021. Each such request must set forth a good faith representation that, as of October 25, 2002, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. We incorporate herein the Annual Report by reference.

                                   By Order of the Board of Directors,


                                   Roy Israel
                                   Chairman

Great Neck, New York
October 25, 2002

                                   Appendix A
                             clickNsettle.com, Inc.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of clickNsettle.com, Inc. (the "Corporation") in fulfilling its oversight responsibilities by:

      1. Reviewing the financial reports and other financial related information released by the Corporation to shareholders, the public, or in certain circumstances, to governmental bodies.

      2. Reviewing the Corporation's system of internal controls regarding finance, accounting, business conduct, ethics and legal compliance that management and the Board have established.

      3. Reviewing the Corporation's accounting and financial reporting processes.

      4. Reviewing and appraising the performance of the Corporation's independent auditors.

      5. Providing an open avenue of communication between the independent auditors and the Board.

II.   COMPOSITION

The Committee shall be comprised of at least two directors, each of whom shall be independent directors and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices.

The members of the Committee shall be elected or reappointed by the Board annually for a one-year term. A Chairperson shall be appointed by the Board.

III.  MEETINGS

The Committee will meet at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Committee are (a) to review and approve the planning, staffing and scope of the annual audit to be performed by the Corporation's independent auditors and (b) to review and discuss the results of the audit and the Company's 10-K report, prior to its filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV.   DUTIES

The Committee's primary duties are to:

      o -Ensure that an open avenue of communication exists between financial and senior management, independent accountants and the Board.

      o -Monitor the company's financial reporting, system of internal controls and risk management process.

      o -Review and evaluate the audit efforts of the company's independent accountants.

In carrying out these duties, the Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. In addition, the Committee may request any officer or employee of the company or the company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to ensure compliance with laws and regulations.

V.    RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

      1. Review and reassess the adequacy of this Charter on an annual basis or as conditions dictate.

      2.    Review and approve the Corporation's Business Conduct policies.

      3. Review the Corporation's annual financial statements and other reports and financial and related information released to shareholders, the public, or in certain circumstances, to governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

      4. Review the quarterly financial information with management as necessary. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

      5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

      6. Prepare the minutes of each meeting, distribute to all members of the Committee and provide periodic summary reports to the Board. The permanent file of the minutes will be maintained by the Secretary of the Corporation.

      7. Directly responsible for the appointment, compensation and oversight of the independent accountants. Review with management and recommend to the Board the selection, retention or termination of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships they have with the Corporation, including non-audit services proposed or performed, to determine and ensure the auditors' independence. The independent auditors are ultimately accountable to the Board and the Committee.

      8. Review the fees, expenses and performance of the independent auditors.

      9. Annually consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

      10. Review with management and the independent accountants the effect of transactions involving off balance sheet financing or special purpose entities, if any.

      11. Review with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the company's financial statements or accounting policies.

      12. Review other matters related to the audit that are to be communicated to the Committee under generally accepted auditing standards.

      13. Review the experience and qualifications of the senior members of the independent accountant team and the quality control procedures of the independent accountants.

      14. Approve the retention of the independent accountants for any non-audit service, when the fees for all such non-audit services, in the aggregate, exceed 5% of the annual audit and tax fees paid to such independent accountants.

      15. Review and approve the company's hiring of employees of the independent accountants who participated in the audit of the company's financial statements in the past five (5) years.

      16. Confirm with the independent accountants that they are ultimately accountable to the Board and Committee, and take appropriate action to ensure their independence.

      17. On an annaual basis, obtain from the independent accountants a written statement delineating all significant relationships they have with the company, and discuss with them any relationships or services that might impact their objectivity or independence.

      18. Review significant risks or exposures for the company and assess any steps management has taken to mitigate them.

      19. Prepare a letter for inclusion in the annual proxy statement that describes the Committee's composition and responsibilities, including any required disclosure of the Committee's activities.

      20. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting process, both internal and external.

      21. Review and consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles and their application and underlying estimates as applied in its financial reports.

      22. Review and consider major changes to the Corporation's accounting principles and practices as proposed by management or the independent auditors.

      23. Establish regular reporting to the Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

      24. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      25. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

      26. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

      27.   Review and approve all related party transactions.

      28. Review the Corporation's operations and determine whether management has established and maintains effective programs and processes to ensure compliance with its Business Conduct policies.

      29. Review management's programs and processes for risk management and protection of the Corporation's assets and business.

      30. Review management's monitoring of the Corporation's compliance with the above programs to ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

      31. With the Corporation's counsel, review legal compliance matters, including corporate securities trading policies.

      32. With the Corporation's counsel, review any legal matter that could have a significant impact on the Corporation's financial statements.

      33. Perform any other activities consistent with this Charter, the Corporation's By-laws and government law, as the Committee or the Board deems necessary or appropriate.

      34. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

                                   Appendix B

                             clickNsettle.com, Inc.

    PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 INCENTIVE
                       AND NONQUALIFIED STOCK OPTION PLAN

Section 3 (b) of the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan is hereby amended as follows:

      Delete the number [833] and replace it with the number [2,500].